Exhibit 99.1

NEWS RELEASE For Immediate Release

Number: 07-12

XTO ENERGY ACQUIRES $2.5 BILLION IN SELECT PRODUCING PROPERTIES

FROM DOMINION AND INCREASES ANNUAL PRODUCTION GROWTH TARGETS

TO 15% IN BOTH 2007 AND 2008

FORT WORTH, TX (June 4, 2007) – XTO Energy Inc. (NYSE-XTO) announced today that it has agreed to purchase natural gas and oil properties from Dominion Resources, Inc. (NYSE-D) of Richmond, Virginia for $2.5 billion. These long-lived producing properties expand the Company’s operations in its Rocky Mountain Region, the San Juan Basin and South Texas. XTO Energy’s internal engineers estimate proved reserves to be 1.06 trillion cubic feet of gas equivalent (Tcfe), 64% of which are proved developed. About 95% of the reserves are attributable to natural gas. Upon closing, the acquisition will add approximately 200 million cubic feet of natural gas equivalent production per day (MMcfe/d). The Company recently hedged an additional 100 MMcf/d at a NYMEX price of $9.10 for 2008. Development costs for the proved undeveloped reserves are estimated at $1.50 per thousand cubic feet equivalent (Mcfe) and XTO will spend $200 million of capital on these properties in 2007. The Company will operate 70% of these high-margin producing properties. The acquisition increases XTO’s prolific inventory by 542,000 net acres, of which 235,000 acres are undeveloped.

“With diligence and discipline, we have secured another blockbuster acquisition for our shareholders,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “As we reiterate, our team constantly pursues the right bolt-on properties to grow value. In this instance, the market dynamics allowed us to negotiate a super-sized, bolt-on package. We have captured additional growth platforms for our Rockies and South Texas operating regions with economic returns and

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XTO Energy Acquires $2.5 Billion in Select Producing Properties from Dominion and

Increases Annual Production Growth Targets to 15% in Both 2007 and 2008

inventory upsides comparable to our base company. As a result, we are increasing production growth guidance in 2007 to 15%, up from 10%. Our initial production growth target for 2008 is now established at 15%.”

“Our directive for XTO operations is to continue to expand and protect our strong economic returns while we manage our long-term production profile,” noted Keith A. Hutton, President. “This deal with Dominion satisfies each of these criteria. These choice assets will efficiently fit into our operating basins. Our development teams have acquired new growth opportunities in tight gas formations and coal bed methane in the Uinta Basin, entry into the Jonah Field of the Green River Basin, and legacy production in the San Juan Basin. The expansive undeveloped acreage in the Rocky Mountains, of which about 50% is located in Natural Buttes, is expected to add significant value to this transaction. In South Texas, the numerous producing fields and large acreage position offer both development opportunities for today and upsides for the future. Overall, the operating characteristics meet the XTO franchise standards of double-digit growth and low finding costs.”

In the Rocky Mountain Region, XTO is acquiring 810 billion cubic feet equivalent (Bcfe) of proved reserves and 326,000 net acres of leasehold primarily in the Uinta Basin of Utah, of which about 60% is developed. Net production from the properties is approximately 126 MMcfe/d. The significant producing fields include Natural Buttes, the largest gas field in Utah, Drunkards Wash, a prolific coal bed methane field which offsets the Company’s Buzzard Bench operations, and bolt-on properties in the San Juan Basin, which expand ownership in XTO’s legacy producing properties. The Company also gains an entry into the prolific Jonah Field in Wyoming. Similar to the Company’s other resource plays, these producing properties hold large hydrocarbon targets and offer long-term development opportunities.

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XTO Energy Acquires $2.5 Billion in Select Producing Properties from Dominion and

Increases Annual Production Growth Targets to 15% in Both 2007 and 2008

XTO Energy is building on its success in its South Texas region with the addition of 250 Bcfe of proved reserves and 216,000 net acres of leasehold, of which about 50% is developed. Current net production attributable to the acquired properties is about 74 MMcfe/d. Production is primarily derived from the long-lived Wilcox Trend which spans across Colorado, Lavaca, Wharton and Zapata counties. Significant fields in this trend include Sheridan and Lopeno. The expansive acreage position also provides both current volumes and upside potential in the multi-pay zones of the Frio and Vicksburg sand formations along the Gulf Coast.

The transaction is scheduled to close in early August 2007 with an effective date of June 30, 2007. Closing is subject to customary closing conditions and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The final closing price will reflect the typical closing and post-closing adjustments. Funding is expected to be provided through a combination of the issuance of equity, long-term senior notes and the Company’s commercial paper program.

XTO Energy will conduct a conference call with executive management to discuss the acquisition today at 9:00 a.m. (Central), Monday, June 4th. The conference call, along with a presentation providing maps and other data relating to the transaction, can be accessed on the Company’s website at www.xtoenergy.com.

XTO Energy Inc. is a domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah, Louisiana and Mississippi.

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XTO Energy Acquires $2.5 Billion in Select Producing Properties from Dominion and

Increases Annual Production Growth Targets to 15% in Both 2007 and 2008

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

Statements made in this news release, including those relating to proved reserves, upside reserve potential, production profile, growth in daily production, value for shareholders, development costs, capital allocation, economic returns, production growth targets for 2007 and 2008, finding costs and method of financing are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to close the acquisition, the exercise of preferential rights by third parties, the timing and results of drilling activity, higher than expected production costs and other expenses and objection to the transaction by the Federal Trade Commission under the Hart-Scott-Rodino Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Reserve estimates and estimates of reserve potential or upside with respect to the pending acquisitions were made by our internal engineers without review by an independent petroleum engineering firm. Data used to make these estimates were furnished by the sellers and may not be as complete as that which is available for our owned properties. We believe our estimates of proved reserves comply with criteria provided under rules of the Securities and Exchange Commission.